UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Crown Castle Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is an advertisement by Crown Castle appearing on LinkedIn and various news websites beginning on April 11, 2024.

Crown Castle
91,720 followers
Promoted

Crown Castle is taking decisive action to create a stronger and more valuable company. We are executing a comprehensive strategic and operating review of the fiber and small cell business. We have strengthened our Board with proven executives who possess relevant experience and provide shareholder perspectives. We urge shareholders to vote FOR Crown Castle's qualified and experienced nominees on the WHITE proxy card. See important solicitation information here: www.VoteCrownCastle.com

CROWN CASTLE
The Right Strategy for Crown Castle's Future
LEARN MORE

Unlocking Greater Value for Crown Castle Shareholders

Learn more

votecrowncastle.com

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) statements and expectations regarding the process and outcomes of Company’s Fiber Review Committee, including that it will help enhance and unlock shareholder value, (2) statements and expectations regarding the process and outcomes of CEO Search Committee, including that it will conduct the search to identify Crown Castle’s next CEO, (3) that the actions set forth in this communication best position the Company for long term success, including our Board’s regular evaluation of all paths to enhance shareholder value, (4) that the Company will benefit from the experience and insights of the newly appointed directors, and (5) that the Company will identify the best path forward to capitalize on significant opportunities for growth in our industry. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Form 10-K”) and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

Important Stockholder Information

The Company filed a definitive proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may or will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2024, on the section entitled “Beneficial Ownership of Common Stock” (on page 90) and Appendix C (on page C-1). To the extent the holdings by the “participants” in the solicitation reported in the Company’s definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.